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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our Firm under the caption "Experts" and to the use or our report dated February 23, 1996, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-07655) and related Prospectus of Inference Corporation for the registration of 2,760,000 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the Consolidated Financial Statements of Inference Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP

San Francisco, California

July 22, 1996